SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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FRANKLIN CALIFORNIA TAX FREE TRUST FRANKLIN INVESTORS SECURITIES TRUST FRANKLIN MUNICIPAL SECURITIES TRUST FRANKLIN NEW YORK TAX FREE TRUST FRANKLIN STRATEGIC SERIES FRANKLIN TAX FREE TRUST	FRANKLIN TEMPLETON FUND ALLOCATOR SERIES
FRANKLIN TEMPLETON INTERNATIONAL TRUST
FRANKLIN TEMPLETON MONEY FUND TRUST
FRANKLIN VALUE INVESTORS TRUST
INSTITUTIONAL FIDUCIARY TRUST
TEMPLETON DEVELOPING MARKETS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Attention Franklin Templeton Shareholders
Your Immediate Action Is Requested

April 2007

Please be advised that your Fund adjourned the March 21, 2007, shareholder meeting because there was not sufficient participation in a vote on important proposals that affect your Fund. This shareholder meeting will be reconvened on May 11, 2007.

We are again strongly encouraging you to cast your votes before the next shareholder meeting, as our records indicate that we have not received them as of the writing of this letter. By voting, you will help us avoid additional communications to shareholders, which cost your fund associated expenses.

The Board of Trustees/Directors has unanimously recommended a vote for the proposals detailed in your proxy statement.

Please choose one of the following methods to vote your shares:

Speak with a Proxy Voting Specialist: Dial toll-free 1-877-777-3418 and a specialist from MIS, an ADP Company, will assist you with voting your shares and answer any proxy-related questions. Specialists are available 9:00 a.m. - 9:00 p.m. Eastern Time, Monday – Friday and Saturday from 10:00 a.m. to 6:00 p.m. Eastern Time.

Touch-tone Phone: Dial the toll-free voting number listed on your proxy card, enter the control number printed on the card and follow the simple instructions. Telephone voting is available 24 hours a day, 7 days a week. If you have received more than one proxy card, please vote each one during the call. Each card has a unique control number.

Internet: Go to the website listed on your proxy card, enter the control number printed on the card and follow the simple instructions. If you have received more than one proxy card, please vote each one on the website. Each card has a unique control number.

Mail: Sign and date the enclosed proxy card(s) and mail it back using the enclosed, postage pre-paid envelope. Please mail your proxy card(s) in time to be received prior to the rescheduled shareholder meeting on May 11, 2007.

Please vote your shares today!

Enclosures

FT 5-11-07